SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2002

Onvia.com, Inc.
(Exact name of registrant as specified in its charter)

000-29609
(Commission File Number)

Delaware	91-1859172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1260 Mercer Street
Seattle, WA 98109
(Address of principal executive offices, with zip code)

(206) 282-5170
(Registrant’s telephone number, including area code)

Item 5.    Other Events

(a)  On May 22, 2002, Onvia.com, Inc. (the “Company”) announced that it received notification from the Nasdaq National Market regarding a deficiency in the Company’s compliance with one of Nasdaq National Market’s continued listing requirements and that, if not remedied, could result in the delisting of the Company’s common stock from the Nasdaq National Market.

The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

99.1	Press Release dated May 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia.com, Inc.

Date: May 22, 2002	By:	/S/ CLAYTON LEWIS
Clayton Lewis President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 22, 2002.